CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Wellentech Services Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2, as amended of Wellentech Services, Inc. of our report dated March 7, 2007 relating to the financial statements of Wellentech for the year then ended and for the period from inception to 31 December 2006, and to the reference to us under the heading “Experts” in the form SB-2, as amended.

Walker & Company
Chartered Accountants Professional Corporation

By:/s/ Walker & Company
      Markham, Canada
      October 22, 2007